Exhibit T3B-7

BARBADOS

THE COMPANIES ACT 1982

A COMPANY WITH SHARE CAPITAL

DOCUMENTS OF INCORPORATION

AND

GENERAL BY-LAW

OF

DIGICEL HOLDINGS LTD.

CERTIFIED A TRUE COPY

____________________________________
SECRETARY
CARIBBEAN CORPORATE SERVICES, LTD.
ACTING BY ITS DULY APPOINTED
OFFICER ON RECORD

THE COMPANIES ACT

CAP 308 OF THE LAWS OF BARBADOS

GENERAL BY-LAW

TABLE OF CONTENTS

Chapter

INTERPRETATION	l.
REGISTERED OFFICE	2.
SEAL	3.
DIRECTIONS	4.
ALTERNATE DIRECTORS	s.
BORROWING POWERS OF DIRECTORS	6.
MEETINGS OF DIRECTORS	7.
REMUNERATION OF DIRECTORS	8.
SUBMISSION OF CONTRACTS TO SHAREHOLDERS	9.
FOR THE PROTECTION OF DIRECTORS AND OFFICERS	10.
INDEMNITIES TO DIRECTORS AND OFFICERS	11.
OFFICERS	12.
SHAREHOLDERS' MEETINGS	13.
SHARES	14.
TRANSFER OF SHARES AND DEBENTURES	15.
DIVIDENDS	16.
VOTING IN OTHER COMPANIES	17.
INFORMATION AVAILABLE TO SHAREHOLDERS	18.
NOTICES	19.
CHEQUES, DRAFTS AND NOTES	20.
EXECUTION OF INSTRUMENTS	21.
SIGNATURES	22.
FINANCIAL YEAR	23.

THE COMPANIES ACT

CAP 308 OF THE LAWS OF BARBADOS

GENERAL BY-LAW (NO.1)

A by-law relating generally to the conduct of the affairs of; DIGICEL HOLDINGS LTD. hereinafter called the “Company”)

BE IT ENACTED as the general by-law of the Company as follows:

1.	Interpretation

1.1.       In this by-law and all other by-laws of the Company, unless the context otherwise requires:

(a)       “Act” means the Companies Act Chapter 308 of the Laws of Barbados as from time to time amended and every statute substituted therefor and, in the case of such substitution, any references in the by-laws of the Company to provisions of the Act shall be read as references to the substituted provisions therefor in the new statute or statutes;

(b)       “Regulations” means any Regulations made under the Act, and every regulation substituted therefor and, in the case of such substitution, any references in the by-laws of the Company to provisions of the Regulations shall be read as references to the substituted provisions therefor in the new regulations;

(c)       “By-Laws” means any by-law of the Company from time to time in force;

(d)       all terms contained in the by-laws and defined in the Act or the Regulations shall have the meanings given to such terms in the Act or the Regulations; and

(e)       the singular includes the plural and the plural includes the singular: the masculine gender includes the feminine and neuter genders; the word “person” includes bodies corporate, companies, partnerships, syndicates, trusts and any association of persons; and the word “individual” means a natural person.

2.	Registered Office

2.1.       The registered office of the Company shall be in Barbados at such address as the directors may fix from time to time by resolution.

3.	Seal

3.1.       The common seal of the Company shall be such as the directors may by resolution from time to time adopt. The Company may have for its use anywhere outside of Barbados, an official seal, which shall be a facsimile of the common seal of the Company with the addition on its face of the name of every country, district or place where it is to be used.

4.	Directors

4.1.       Powers: Subject to any unanimous shareholder agreement, the business and affairs of the Company shall be managed by the directors.

4.2.       Number: There shall be not less than two and no more than ten directors.

4.3.       Election: Directors shall be elected by the shareholders on a show of hands unless a ballot is demanded in which case such election shall be by ballot.

4.4.       Tenure: Unless his tenure is sooner determined, a director shall hold office from the date on which he is elected or appointed until the close of the annual meeting of the shareholders next following but he shall be eligible for re-election if qualified.

4.4.1       A director shall cease to be a director;

(a)       if he becomes bankrupt or compounds with his creditors or is declared insolvent;

(b)       if he is found to be of unsound mind; or

(c)       if by notice in writing to the Company he resigns his office and any such resignation shall be effective at the time it is sent to the Company or at the time specified in the notice whichever is later.

4.4.2       The shareholders of the Company may, by ordinary resolution passed at a special meeting of the shareholders, remove any director from office and a vacancy created by the removal of a director maybe filled at the meeting of the shareholders at which the director is removed.

4.5.       Committee of Directors: The directors may appoint from among their number a committee of directors and subject to section 80(2) of the Act may delegate to such committee any of the powers of the directors.

5.	Alternate Directors

5.1.       Each director shall have power from time to time to nominate any person or another director or any person, not being a director to act as his alternate director and at his discretion to remove such alternate director.

5.2.       An alternate director shall (except as regards power to appoint an alternate director and remuneration) be subject in all respects to the terms and conditions existing with reference to the other directors, and shall be entitled to receive notices of all meetings of the directors and to attend, speak and vote at any such meeting at which his appointer is not present.

5.3.       One person may act as alternate director to more than one director and while he is so acting shall be entitled to a separate vote for each director he is representing and, if he is himself a director, his vote or votes as an alternate director shall be in addition to his own vote.

5.4.       Any appointment or removal of an alternate director may be made by letter, cable or facsimile, or in any other manner approved by the directors. Any cable shall be confirmed as soon as possible by letter, but may be acted upon by the company meanwhile.

5.5.       If a director making any such appointment as aforesaid shall cease to be a director, the person appointed by him shall thereupon cease to have any power or authority to act as an alternate director.

5.6.       A director shall not be liable for the acts and defaults of any alternate director appointed by him.

5.7.       An alternate director shall not be taken into account in reckoning the minimum or maximum numbers of directors allowed for the time being but he shall be counted for the purpose of reckoning whether a quorum is present at any meeting of the directors attended by him at which he is entitled to vote.

6.	Borrowing Powers of Directors

6.1.       The directors may from time to time:

(a)       borrow money upon credit of the Company;

(b)       issue, reissue, sell or pledge debentures of the Company;

(c)       subject to section 53 of the Act, give a guarantee on behalf of the Company to secure performance of an obligation of any person; and

(d)       mortgage, charge, pledge or otherwise create a security interest in all or any property of the Company, owned or subsequently acquired, to secure an obligation of the Company.

6.2.       The directors may from time to time by resolution delegate to any officer of the Company all or any of the powers conferred on the directors by paragraph 6.1 hereof to the full extent thereof or such lesser extent as the directors may in any such resolution provide.

6.3.       The powers conferred by paragraph 6.1 hereof shall be in supplement of and not in substitution for any powers to borrow money for the purpose of the Company possessed by its directors or officers independently of a borrowing by-law.

7.	Meetings of Directors

7.1.       Place of Meeting: Meetings of the directors and of any committee of the directors may be held within or outside Barbados.

7.2.       Notice: A meeting of the directors may be convened at any time by any director or the Secretary, when directed or authorised by any director. Subject to subsection 76(1) of the Act the notice of any such meeting need not specify the purpose of or the business to be transacted at the meeting. Notice of any such meeting shall be served in the manner specified in paragraph 19.1 hereof not less than two days (exclusive of the day on which the notice is delivered or sent but inclusive of the day for which notice is given) before the meeting is to take place. A director may in any manner waive notice of a meeting of the directors and attendance of a director at a meeting of the directors shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

7.2.1       It shall not be necessary to give notice of a meeting of the directors to a newly elected or appointed director for a meeting held immediately following the election of director:, by the shareholders or the appointment to fill a vacancy among the directors.

7.3.       Quorum: Except in the case of a Company having only one director a quorum necessary for the transaction of business of directors may be fixed by the directors and unless so fixed at any other number shall be two. A quorum may exercise all the powers of the directors. No business shall be transacted at a meeting of directors unless a quorum is present.

7.3.1       A director may, if all the directors consent, participate in a meeting of directors or of any committee of the directors by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other and a director participating in such a meeting by such means is deemed to be present at that meeting.

7.4.       Voting: Questions arising at any meeting of the directors shall be decided by a majority of votes. In case of an equality of votes the chairman of the meeting in addition to his original vote shall have a second or casting vote.

7.5.       Resolution in lieu of meeting: Notwithstanding any of the foregoing provisions of this by-law a resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the directors or any committee of the directors is as valid as if it had been passed at a meeting of the directors or any committee of the directors.

8.	Remuneration of Directors

8.1.       The remuneration to he paid to the directors shall be such as the directors may from time to time determine and such remuneration may be in addition to the salary paid to any officer or employee of the Company who is also a director. The directors may also award special remuneration to any director undertaking any special services on the Company’s behalf other than the routine work ordinarily required of a director and the confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Company.

9.	Submission of Contracts or Transactions to Shareholders for Approval

9.1.       The directors in their discretion may submit any contract, act or transaction for approval or ratification at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and, subject to the provisions of section 89 of the Act, any such contract, act or transaction that is approved or ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Company’s articles or any other by-law) shall be as valid and as binding upon the Company and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Company.

10.	Protection of Directors and Officers

10.1.       No director or officer of the Company shall be liable to the Company for:-

(a)       the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity;

(b)       any loss, damage or expense incurred by the Company through the insufficiency or deficiency of the title to any property acquired by the Company or for or on behalf of the Company;

(c)       the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Company shall be placed out or invested;

(d)       any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, including any person with whom any moneys, securities or effects shall be lodged or deposited;

(e)       any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Company;

(f)       any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto;

unless the same happens by or through his failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interests of the Company and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

10.2.       Nothing herein contained shall relieve a director or officer from the duty to act in accordance with the Act or regulations made thereunder or relieve him from liability for a breach thereof.

10.2.1       The directors for the time being of the Company shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Company, except such as are submitted to and authorised or approved by the directors.

10.2.2       If any director or officer of the Company is employed by or performs services for the Company otherwise than as a director or officer or is a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Company, the fact of his being a shareholder, director or officer of the Company shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

11.	Indemnities to Directors and Officers

11.1.       Subject to section 97 of the Act, except in respect of an action by or on behalf of the Company to obtain a judgment in its favour, the Company shall indemnify a director or officer of the Company, a former director or officer of the Company or a person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such company, if:

(a)       he acted honestly and in good faith with a view to the best interests of the Company; and

(b)       in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Company shall also indemnify such person in such other circumstances as the Act permits or requires. Nothing in this By-Law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this By-Law.

11.2.       Insurance: Subject to the Act, the Company may purchase and maintain insurance for the benefit of any person referred to in section 11.1 against any liability incurred by him in his capacity as a Director or officer of the Company or of another body corporate where he acts or acted in that capacity at the Company’s request.

12.	Officers

12.1.       Appointment: The directors shall as often as may be required appoint a Secretary and, if deemed advisable, may as often as may be required appoint any or all of the following officers: a Chairman, a Deputy Chairman, a Managing Director, a President, one or more Vice-Presidents, a Treasurer, one or more Assistant Secretaries or one or more Assistant Treasurers. A director may be appointed to any office of the Company but none of the officers except the Chairman, the Deputy Chairman, the Managing Director and the President need be a director. Two or more of the aforesaid offices may be held by the same person. In case and whenever the same person holds the offices of Secretary and Treasurer he may but need not be known as the Secretary-Treasurer. The directors may from time to time appoint such other officers and agents as they deem necessary who shall have such authority and shall perform such duties as may from time to time be prescribed by the directors.

12.2.       Remuneration: The remuneration of all officers appointed by the directors shall be determined from time to time by resolution of the directors. The fact that any officer or employee is a director or shareholder of the Company shall not disqualify him from receiving such remuneration as may be determined.

12.3.       Powers and Duties: All officers shall sign such contracts, documents or instruments in writing as require their respective signatures and shall respectively have and perform all powers and duties incident to their respective offices and such other powers and duties respectively as may from time to time be assigned to them by the directors.

12.4.       Delegation: In case of the absence or inability to act of any officer of the Company or for any other reason that the directors may deem sufficient the directors may delegate all or any of the powers of such officer to any other officer or to any director.

12.5.       Chairman: A Chairman shall, when present, preside at all meetings of the directors, and any committee of the directors or the shareholders.

12.6.       Deputy Chairman: If the Chairman is absent or is unable or refuses to act, the Deputy Chairman (if any) shall, when present, preside at all meetings of the directors, and any committee of the directors, or the shareholders.

12.7.       Managing Director: A Managing Director shall exercise such powers and have such authority as may be delegated to him by the directors in accordance with the provisions of section 80 of the Act.

12.8.       President: A President shall be the Chief Executive Officer of the Company. He shall be vested with and may exercise all the powers and shall perform all the duties of a Chairman and Deputy Chairman if none be appointed or if the Chairman and the Deputy Chairman are absent or are unable or refuse to act.

12.9.       Vice-President: A Vice-President or, if more than one, the Vice-Presidents, shall be vested with such powers and shall perform such duties as the directors may prescribe.

12.10.       Secretary: The Secretary shall give or cause to be given notices for all meetings of the directors, any committee of the directors and the shareholders when directed to do S-O and shall have charge of the minute books and seal of the Company and, subject to the provisions of paragraph 15.2 hereof, of the records (other than accounting records) referred to in section 1 70 of the Act.

12.11.       Treasurer: Subject to the provisions of any resolution of the directors, a Treasurer shall have the care and custody of all the funds and securities of the Company and shall deposit the same in the name of the Company in such bank or banks or with such other depository or depositories as the directors may direct. He shall keep or cause to be kept the accounting records referred to in section 1 72 of the Act. He may be required to give such bond for the faithful performance of his duties as the directors in their uncontrolled discretion may require but no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Company to receive any indemnity thereby provided.

12.12.       Assistant Secretary and Assistant Treasurer: The Assistant Secretary or, if more than one, the Assistant Secretaries in order of seniority, and the Assistant Treasurer or, if more than one, the Assistant Treasurers in order of seniority, shall respectively perform all the duties of the Secretary and the Treasurer, respectively, in the absence or inability or. refusal to act of the Secretary or the Treasurer, as the case may be.

12.13.       General Manager or Manager: The directors may from time to time appoint one or more General Managers or Managers and may delegate to him or them full power to manage and direct the business and affairs of the Company (except such matters and duties as by law must be transacted or performed by the directors or by the shareholders) and to employ and discharge agents and employees of the Company or may delegate to him or them any lesser authority. A General Manager or Manager shall conform to all lawful orders given to him by the directors of the Company and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Company. Any agent or employee appointed by the General Manager or Manager may be discharged by the directors.

12.14.       Vacancies: If the office of any officer of the Company becomes vacant by reason of death, resignation, disqualification or otherwise, the directors by resolution shall, in the case of the Secretary, and may, in the case of any other office, appoint a person to fill such vacancy.

13.	Shareholders’ Meetings

13.1.       Annual Meeting: Subject to the provisions of section I 05 of the Act, the annual meeting of the shareholders shall be held on such day in each year and at such time as the directors may by resolution determine at any place within Barbados or, if all the shareholders entitled to vote at such meeting so agree, outside Barbados.

13.2.       Special Meetings: Special meetings of the shareholders may be convened by order of the Chairman, the Deputy Chairman, the Managing Director, the President, or by the directors at any date and time and at any place within Barbados or, if all the shareholders entitled to vote at such meeting so agree, outside Barbados.

13.2.1       The directors shall, on the requisition of the holders of not less than five percent of the issued shares of the Company that carry a right to vote at the meeting requisitioned, forthwith convene a meeting of shareholders, and in the case of such requisition the following provisions shall have effect:

(1)       The requisition must state the purposes of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more of the requisitionists.

(2)       If the directors do not, within twenty-one days from the date of the requisition being so deposited, proceed to convene a meeting, the requisitionists or any of them may themselves convene the meeting, but any meeting so convene shall be held after three months from the date of such deposit.

(3)       Unless subsection (3) of section 129 of the Act applies, the directors shall be deemed not to have duly convened the meeting if they do not give such notice as is required by the Act within fourteen days from the deposit of the requisition.

(4)       Any meeting convened under this paragraph by the requisitionists shall be called as nearly as possible in the manner in which meetings are to be called pursuant to the by-laws and Divisions E and F of Part I of the Act.

(5)       A requisition by joint holders of shares must be signed by all such holders.

13.3.       Notice: A printed, written or typewritten notice stating the day, hour and place of meeting shall be given by serving such notice on each shareholder entitled to vote at such meeting, on each director and on the auditor of the Company in the manner specified in paragraph 19.1 hereof, not less than twenty-one days or more than fifty days (in each case exclusive of the day for which the notice is delivered or sent and of the day for which notice is given) before the date of the meeting. Notice of a meeting at which special business is to be transacted shall state (a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon, and (b) the text of any special resolution to be submitted to the meeting.

13.4.       Waiver of Notice: A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders and attendance of any such person at a meeting of the shareholders shall constitute a waiver of notice of the meeting except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

13.5.       Omission of Notice: The accidental omission to give notice of any meeting or any irregularity in the notice of any meeting or the non-receipt of any notice by any shareholder, director or the auditor of the Company shall not invalidate any resolution passed or any proceedings taken at any meeting of the shareholders.

13.6.       Votes: Every question submitted to any meeting of shareholders shall be decided in the first instance by a show of hands unless a person entitled to vote at the meeting has demanded a ballot and, if the articles so provide, in the case of an equality of votes the Chairman of the meeting shall on a ballot have a casting vote in addition to any votes to which he may be otherwise entitled.

13.6.1       At every meeting at which he is entitled to vote, every shareholder, proxy holder or individual authorised to represent a shareholder who is present in person shall have one vote on a show of hands. Upon a ballot at which he is entitled to vote, every shareholder , proxy holder or individual authorised to represent a shareholder shall, subject to the articles, have one vote for every share held by the shareholder.

13.6.2       At any meeting unless a ballot is demanded, a declaration by the Chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

13.6.3       When the Chairman, the Deputy Chairman, the Managing Director, and the President are absent, the persons who are present and entitled to vote shall choose another director as Chairman of the meeting; but if no director is present or all the directors present decline to take the chair, the persons who are present and entitled to vote shall choose one of their number to be Chairman.

13.6.4       A ballot, either before or after any vote by a show of hands, may be demanded by any person entitled to vote at the meeting. If at any meeting a ballot is demanded on the election of a Chairman or on the question of adjournment it shall be taken forthwith without adjournment. If at any meeting a ballot is demanded on any other question or as to the election of directors, the vote shall be taken by ballot in such manner and either at once, later in the meeting or after adjournment as the Chairman of the meeting directs. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. A demand for a ballot may be withdrawn.

13.6.5       If two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may, in the absence of the other, vote the shares; but if two or more of the those persons who are present, in person or by proxy vote, they must vote as one on the shares jointly held by them.

13.7.       Proxies: Votes at meetings of shareholders may be given either personally or by proxy or, in the case of a shareholder who is a body corporate or association, by an individual authorised by a resolution of the directors or governing body of that body corporate or association to represent it at meetings of shareholders of the Company.

13.7.1       A proxy shall be executed by the shareholder or his attorney authorised in writing and is valid only at the meeting in respect of which it is given or any adjournment thereof.

13.7.2       A person appointed by proxy need not be a shareholder.

13.7.3       Subject to the provisions of Part V of the Regulations, a proxy may be in the following form or as near thereto as circumstances require or permit:

The undersigned shareholder of                                                                           hereby appoints
                                                                                  of                                                                      , or failing him,
                                                                                  of                                                                 as the nominee of the

undersigned to attend and act for the undersigned and on behalf of the undersigned at the
meeting of the shareholders of the said Company to be held on the          day of                       20            and at any adjournment or adjournments thereof in the same manner, to the same extent and with the same powers as if the undersigned were present at the said meeting or such adjournment or adjournments thereof.

DATED this          day of                       20

Signature of shareholder

13.8.       Adjournment: The Chairman of any meeting may with the consent of the meeting adjourn the same from time to time to a fixed time and place and no notice of such adjournment need be given to the shareholders unless the meeting is adjourned by one or more adjournments for an aggregate of thirty days or more in which case notice of the adjourned meeting shall be given as for an original meeting. Any business that might have been brought before or dealt with at the original meeting in accordance with the notice calling the same may be brought before or dealt with at any adjourned meeting for which no notice is required.

13.9.       Quorum: Subject to the Act, arid except in the case of a Company having only one shareholder a quorum for the transaction of business at any meeting of the shareholders shall be two persons present in person, each being either a shareholder entitled to vote thereat, or a duly appointed proxy holder or representative of a shareholder so entitled. If a quorum is present at the opening of any meeting of the shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding a quorum is not present throughout the meeting. If a quorum is not present within 30 minutes of the time fixed for a meeting of shareholders, the persons present and entitled to vote may adjourn the meeting to a fixed time and place but may not transact any other business.

13.10.       Resolution in lieu of meeting: Notwithstanding any of the foregoing provisions of this by-law a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of the shareholders is, subject to section 128 of the Act, as valid as if it had been passed at a meeting of the shareholders.

14.	Shares

14.1.       Allotment and Issuance: Subject to the Act, the articles and any unanimous shareholder agreement, shares in the capital of the Company may be allotted and issued by resolution of the directors at such times and on such terms and conditions and to such persons or class of persons as the directors determine.

14.2.       Certificates: Share certificates and the form of share transfer shall (subject to section 181 of the Act) be in such form as the directors may by resolution approve and such certificates shall be signed by a Director, the Chairman or a Deputy Chairman or a Managing Director or a President or a Vice-President and the Secretary or an Assistant Secretary holding office at the time of signing.

14.2.1       The directors or any agent designated by the directors may in their or his discretion direct the issuance of a new share or other such certificate in lieu of and upon cancellation of certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken, on payment of such reasonable fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the directors may from time to time prescribe, whether generally or in any particular case.

15.	Transfer of Shares and Debentures

15.1.       Transfer: The shares or debentures of a company may be transferred by a written instrument of transferor signed by the transferor and naming the transferee.

15.2.       Registers: Registers of shares and debentures issued by the Company shall be kept at the registered office of the Company or at such other place in Barbados as may from time to time he designated by resolution of the directors.

15.3.       Surrender of Certificates: Subject to section 179 of the Act, no transfer of shares or debentures shall be registered unless or until the certificate representing the shares or debentures to be transferred has been surrendered for cancellation.

15.4.       Shareholder indebted to the Company: If so provided in the articles, the Company has a lien on a share registered in the name of a shareholder or his personal representative for a debt of that shareholder to the Company. By way of enforcement of such lien the directors may refuse to permit the registration of a transfer of such share.

16.	Dividends

16.1.       The directors may from time to time by resolution declare and the Company may pay dividends on the issued and outstanding shares in the capital of the Company subject to the provisions (if any) of the articles and sections 51 and 52 of the Act.

16.1.1       In case several persons are registered as the joint holders of any shares, any one of such persons may give effectual receipts for all dividends and payments on account of dividends.

17.	Voting in Other Companies

17.1.       All shares or debentures carrying voting rights in any other body corporate that are held from time to time by the Company may be voted at any and all meetings of shareholders, debenture holders (as the case may be) of such other body corporate and in such manner and by such person or persons as the directors of the Company shall from time to time determine. The officers of the Company may for and on behalf of the Company from time to time:

(a)       execute and deliver proxies; and

(b)       arrange for the issuance of voting certificates or other evidence of the right to vote;

in such names as they may determine without the necessity of a resolution or other action by the directors.

18.	Information Available to Shareholders

18.1.       Except as provided by the Act, no shareholder shall be entitled to any information respecting any details or conduct of the Company’s business which in the opinion of the directors it would be inexpedient in the interests of the Company to communicate to the public.

18.2.       The directors may from time to time, subject to rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Company or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting record of the Company except as conferred by statute or authorised by the directors or by a resolution of the shareholders.

19.	Notices

19.1.       Method of giving notice: Any notice or other document required by the Act. the Regulations, the articles or the by-laws to be sent to any shareholder, debenture holder, director or auditor may be delivered personally or sent by prepaid mail or cable or telefax to any such person at his latest address as shown in the records of the Company or its transfer agent and to any such director at his latest address as shown in the records of the Company or in the latest notice filed under section 66 or 74 of the Act, and to the auditor at his business address.

19.2.       Waiver of notice: Notice may be waived or the time for the notice may be waived or abridged at any time with the consent in writing of the person entitled thereto.

19.3.       Undelivered notices: If a notice or document is sent to a shareholder or debenture holder by prepaid mail in accordance with this paragraph and the notice or document is returned on three consecutive occasions ·because the shareholder or debenture holder cannot be found, it shall not be necessary to send any further notices or documents to the shareholder or debenture holder until he informs the Company in writing of his new address.

19.4.       Shares and debentures registered in more than one name: All notices or other documents with respect to any shares or debentures registered in more than one name shall be given to whichever of such persons is named first in the records of the Company and any notice or other document so given shall be sufficient notice or delivery to all the holders of such shares or debentures.

19.5.       Persons becoming entitled by operation of law: Subject to section 184 of the Act, every person who by operation of law, transfer or by any other means whatsoever becomes entitled to any share is bound by every notice or other document in respect of such share that, previous to his name and address being entered in the records of the Company, is duly given to the person from whom he derives his titles to such share.

19.6.       Deceased Shareholders: Subject to section 184 of the Act, any notice or other document delivered or sent by prepaid mail, cable or telefax or left at the address of any shareholder as the same appears in the records of the Company shall, notwithstanding that such shareholder is deceased, and whether or not the Company has notice of his death, be deemed to have been duly served in respect of the shares held by him (whether held solely or with any other person) until some other person is entered in his stead in the records of the Company as the holder or one of the holders thereof and such service shall for purposes be deemed a sufficient service of such notice or document on his personal representatives and on all persons, if any, interested with him in such shares.

19.7.       Signature to notices: The· signature of any director or officer of the Company to any notice or document to be given by the Company may be written, stamped, typewritten or printed or partly written, stamped typewritten or printed.

19.8.       Computation of time: Where a notice extending over a number of days or other period is required under any provisions of the articles or the by-laws the day of sending the notice shall, unless it is otherwise provided, be counted in such number of days or other period.

19.9.       Proof of service: Where a notice required under paragraph 19.1 hereof is delivered personally to the person to whom it is addressed or delivered to his address as mentioned in paragraph 19.1 hereof, service shall be deemed to be at the time of delivery of such notice.

19.9.1       Where such notice is sent by post, service of the notice shall be deemed to be effected forty• eight hours after posting if the notice was properly addressed and posted by prepaid mail.

19.9.2       Where the notice is sent by cable or telefax, service is deemed to be effected on the date on which the notice is so sent.

19.9.3       A certificate of an officer of the Company in office at the time of the making of the certificate or of any transfer agent of shares of any class of the Company as to facts in relation to the delivery or sending of any notice shall be conclusive evidence of those facts.

20.	Cheques, Draft and Notes

20.1.       All cheques, drafts or orders for the payment of money and all notes and acceptances and bills of exchange shall be signed by such officers or persons and in such manner as the directors may from time to time designate by resolution.

21.	Execution of Instruments

21.1.       Contracts, documents or instruments in writing requiring the signature of the Company may be signed by:

(a)       a Director, a Chairman, a Deputy Chairman, a Managing Director, a President or a Vice-President together with the Secretary (or an Assistant Secretary) or the Treasurer (or an Assistant Treasurer); or

(b)       any two directors

and all contracts, documents and instruments in writing so signed shall be binding upon the Company without any further authorization or formality. The directors shall have the power from time to time by resolution to appoint any officers or persons on behalf of the Company either to sign certificates for shares in the Company and contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing.

21.1.2       The common or any facsimile seal of the Company may be affixed to contracts, documents and instruments in writing signed as aforesaid or by any officers or persons specified in paragraph 21.1 hereof.

21.1.3       Subject to section 134 of the Act:

(a)       A Director, a Chairman, a Deputy Chairman, a Managing Director, a President or a Vice-President together with the Secretary or the Treasurer; or

(b)       any two directors

shall have authority to sign and execute (under the seal of the Company or otherwise) all the instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such shares, stocks, bonds, debentures, rights, warrants or other securities.

22.	Signatures

22.1.       The signature of a Chairman, a Deputy Chairman, a Managing Director, a President, a Vice- President, the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer or any director of the Company or of any officer or person, appointed pursuant to paragraph 21.1 hereof by resolution of the directors may, if specifically authorised by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon any certificate for shares in the Company or contract, document or instrument in writing, bond, debenture or other security of the Company executed or issued by or on behalf of the Company. Any document or instrument in writing on which the signature of any such officer or person is so reproduced shall be deemed to have been manually signed by such officer or person whose signature is so reproduced and shall be as valid to all intents and purposes as if such document or instrument in writing had been signed manually and notwithstanding that the officer or person whose signature is so reproduced has ceased to hold office at the date on which such document or instrument in writing is delivered or issued.

23.	Financial Year

23.1.       The directors may from time to time by resolution establish the financial year of the company.

ENACTED this ___ day of ____________, _____

Corporate Services Limited As Secretary	[DIGICEL SEAL]

Authorised Signatory		Director